Exhibit 10.1

AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT

dated as of June 11, 2026,

amending and restating that certain Common Stock Purchase Agreement,

dated as of May 14, 2025, as amended,

by and between

CAPSTONE HOLDING CORP.

and

TUMIM STONE CAPITAL, LLC

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

Annex I	Definitions
Exhibit A	Registration Rights Agreement
Exhibit B	Form of VWAP Purchase Notice
Exhibit C	Form of VWAP Purchase Confirmation
Exhibit D	Form of Closing Certificate
Exhibit E	Form of Compliance Certificate

Disclosure Schedule

-iii-

AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT

This AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 11, 2026, by and between Tumim Stone Capital, LLC, a Delaware limited liability company (the “Investor”), and Capstone Holding Corp., a Delaware corporation with offices located at 5141 W. 122nd Street, Alsip, IL 60803 (the “Company” and, together with the Investor, the “Parties”).

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Common Stock Purchase Agreement, dated as of May 14, 2025, by and between the Company and the Investor, as amended by that certain First Amendment to Common Stock Purchase Agreement, dated as of June 26, 2025, and that certain Second Amendment to Common Stock Purchase Agreement, dated as of July 28, 2025 (collectively, the “Original Agreement”), pursuant to which, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of: (a) $20,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, $0.0005 par value per share (“Common Stock”); and (b) the Exchange Cap (to the extent applicable under Section 3.3 hereof);

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety to, among other things, replace the prior VWAP Purchase mechanics with same-day Pre-Market VWAP Purchase and Intraday VWAP Purchase mechanics and make certain related conforming changes;

WHEREAS, such sales of Common Stock by the Company to the Investor have been, and shall continue to be, made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, the Parties are parties to that certain Registration Rights Agreement, dated as of May 14, 2025, in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Parties desire that this Agreement amend, restate, and supersede the Original Agreement in its entirety as of the date hereof, without constituting a novation of the rights and obligations of the Parties under the Original Agreement except to the extent expressly set forth herein.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in Annex I hereto.

ARTICLE II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1    Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of: (a) $20,000,000 in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the amount thereof, the “Total Commitment”); and (b) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices in the form attached as Exhibit B hereto and as provided in Article III.

Section 2.2    Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon: (a) the payment of the Investor Expense Reimbursement to the Investor at or prior to the Closing pursuant to Sections 7.1 and 10.1(a); (b) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the Parties; and (c) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1, to the offices of Stradling Yocca Carlson & Rauth LLP, 660 Newport Center Drive, Newport Beach, California 92660, at 4:00 p.m., New York City time, or at such other time as the Parties may agree, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The payment for, and delivery of, the Shares in respect of each VWAP Purchase shall occur in accordance with Section 3.2, provided that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII.

Section 2.3    Initial Public Announcement and Required Filings. The Company shall, within the time period required under the Exchange Act, file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, including, without limitation, attaching as exhibits thereto copies of each of this Agreement, the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. From and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company, or any of its officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than fifteen (15) calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the SEC the Initial Registration Statement and any Subsequent Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 5:30 p.m. New York City time on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any Subsequent Registration Statement (or any post-effective amendment thereto), the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

Section 2.4    Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement and its obligation to purchase shares of Common Stock from the Company on the terms and subject to the conditions set forth in this Agreement, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company shall deliver irrevocable instructions to its Transfer Agent to electronically issue to the Investor or its designee(s) the Commitment Shares as DWAC Shares, such that the Commitment Shares are credited to the Investor’s or its designee’s specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, all of which Commitment Shares shall be registered for resale under the Securities Act pursuant to the Initial Registration Statement and the Investor shall be permitted to utilize the Prospectus therein to resell the Shares, including but not limited to the Commitment Shares, included in such Prospectus, all of which shall be freely tradable and transferable and without restriction on resale, without restrictive legend, and without any stop transfer instructions maintained against the transfer thereof; provided, however, that (a) if (i) the Initial Registration Statement is not filed by the Company with the SEC on or before the Filing Deadline in accordance with the Company’s obligations under Section 2(a) of the Registration Rights Agreement; or (ii) the Initial Registration Statement is not declared effective under the Securities Act by the SEC on or before the Effectiveness Deadline, then effective immediately following the first to occur of the events described in the forgoing clauses (i) and (ii) (each, a “Registration Failure”), or (b) this Agreement shall be earlier terminated pursuant to Section 8.1 or Section 8.2 hereof, then, in either of the cases described in the forgoing clauses (a) and (b), and effective immediately following the occurrence thereof, the obligations of the Company with respect to the issuance of the Commitment Shares to the Investor pursuant to the forgoing provisions of this Section 2.4 shall terminate and the Company shall become obligated to pay to the Investor the Commitment Fee pursuant to and in accordance with Section 10.1(b). For the avoidance of doubt, the Company shall become obligated to issue all of the Commitment Shares (or pay the full Commitment Fee in lieu thereof, as applicable) pursuant to the terms of this Agreement upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

ARTICLE III

PURCHASE TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VII, the Parties agree (unless otherwise mutually agreed upon by the Parties in writing) as follows:

Section 3.1    VWAP Purchases.

(a)    Generally. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (such event, the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3 and in this Section 3.1, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice on a VWAP Purchase Date, to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor in accordance with this Agreement (each such purchase, a “VWAP Purchase”). Each VWAP Purchase shall be either a Pre-Market VWAP Purchase or an Intraday VWAP Purchase. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the foregoing and other conditions contained in this Agreement.

(b)    Pre-Market VWAP Purchases. The Company may deliver to the Investor a VWAP Purchase Notice for a Pre-Market VWAP Purchase on any Trading Day that qualifies as a VWAP Purchase Date, provided that such VWAP Purchase Notice must be received by the Investor no earlier than 6:00 a.m., New York City time, and no later than 9:00 a.m., New York City time, on such VWAP Purchase Date. The VWAP Purchase Valuation Period for each Pre-Market VWAP Purchase shall begin at 9:30:01 a.m., New York City time, on the applicable VWAP Purchase Date and shall end at the earliest of (i) 4:00:02 p.m., New York City time, on such VWAP Purchase Date, (ii) the time at which the sale price of the Common Stock on the Trading Market falls below the applicable Minimum Price Threshold, and (iii) the time at which the aggregate trading volume of the Common Stock on the Trading Market during such VWAP Purchase Valuation Period equals or exceeds the applicable VWAP Purchase Volume Threshold (the “Pre-Market VWAP Purchase Valuation Period”). The VWAP Purchase Price for each Pre-Market VWAP Purchase shall equal ninety-seven percent (97%) of the VWAP of the Common Stock during the applicable Pre-Market VWAP Purchase Valuation Period, subject to the Minimum Price Threshold provisions set forth in Section 3.1(e).

(c)    Intraday VWAP Purchases. The Company may deliver to the Investor a VWAP Purchase Notice for an Intraday VWAP Purchase on any Trading Day that qualifies as a VWAP Purchase Date, provided that that such VWAP Purchase Notice must be received by the Investor no earlier than 9:00:01 a.m., New York City time, and no later than 3:30 p.m., New York City time, on such VWAP Purchase Date. The VWAP Purchase Valuation Period for each Intraday VWAP Purchase shall begin at the later of (i) 9:30:01 a.m., New York City time, on the applicable VWAP Purchase Date, and (ii) the time the Investor confirms by email its receipt and acceptance of the applicable VWAP Purchase Notice and shall end at the earliest of (x) 4:00:02 p.m., New York City time, on such VWAP Purchase Date, (y) the time at which the sale price of the Common Stock on the Trading Market falls below the applicable Minimum Price Threshold, and (z) the time at which the aggregate trading volume of the Common Stock on the Trading Market during such VWAP Purchase Valuation Period equals or exceeds the applicable VWAP Purchase Volume Thresholds (the “Intraday VWAP Purchase Valuation Period”). The VWAP Purchase Price for each Intraday VWAP Purchase shall equal ninety-seven percent (97%) of the VWAP of the Common Stock during the applicable Intraday VWAP Purchase Valuation Period, subject to the Minimum Price Threshold provisions set forth in Section 3.1(e).

(d)    VWAP Purchase Maximum Amount. For each VWAP Purchase, the applicable VWAP Purchase Maximum Amount shall equal the lesser of: (i) 1,000,000 Shares and (ii) the product of (A) the VWAP Purchase Percentage specified by the Company in the applicable VWAP Purchase Notice, which shall not exceed twenty-five percent (25%), multiplied by (B) the aggregate trading volume of the Common Stock on the Trading Market during the applicable VWAP Purchase Valuation Period, calculated in accordance with this Agreement and subject to the Minimum Price Threshold provisions set forth in Section 3.1(e). If the Company delivers a VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds the applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount, subject to the terms and conditions of this Agreement. For the avoidance of doubt, if a Pre-Market VWAP Purchase Valuation Period and an Intraday VWAP Purchase Valuation Period overlap on the same VWAP Purchase Date, the VWAP Purchase Maximum Amount, including the 1,000,000 Share limitation set forth in clause (i) above, VWAP Purchase Volume Threshold, VWAP and VWAP Purchase Price for each such VWAP Purchase shall be calculated separately by reference to the trading volume and trading prices of the Common Stock during the applicable VWAP Purchase Valuation Period for such VWAP Purchase, and trading volume during any overlapping portion of such VWAP Purchase Valuation Periods may be included in the calculations for each such VWAP Purchase.

(e)    Minimum Price Threshold. For each VWAP Purchase, the Company may designate in the applicable VWAP Purchase Notice a minimum price threshold for such VWAP Purchase (the “Minimum Price Threshold”). If the Company does not designate a Minimum Price Threshold in the applicable VWAP Purchase Notice, the Minimum Price Threshold shall equal: (i) for a Pre-Market VWAP Purchase, seventy-five percent (75%) of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the applicable VWAP Purchase Date; and (ii) for an Intraday VWAP Purchase, seventy-five percent (75%) of the last reported sale price of the Common Stock on the Trading Market immediately prior to the Company’s delivery of the VWAP Purchase Notice to the Investor, as reported by Bloomberg L.P. or, if Bloomberg L.P. is unavailable, another nationally recognized reporting service mutually agreed by the Company and the Investor. If the sale price of the Common Stock on the Trading Market falls below the applicable Minimum Price Threshold at any time during the applicable VWAP Purchase Valuation Period, such VWAP Purchase Valuation Period shall immediately terminate, and the VWAP, trading volume, and VWAP Purchase Maximum Amount for such VWAP Purchase shall be calculated only for the portion of the applicable VWAP Purchase Valuation Period ending at the time of such termination. If more than one VWAP Purchase Valuation Period is open at the same time, the Minimum Price Threshold applicable to each VWAP Purchase shall be applied separately based on the Minimum Price Threshold specified in the applicable VWAP Purchase Notice for such VWAP Purchase.

(f)    Limitations on VWAP Purchase Notices. The Company may not deliver a VWAP Purchase Notice unless: (i) all Shares subject to any prior VWAP Purchase delivered by the Company to the Investor under this Agreement, including any prior VWAP Purchase Notice delivered on the same VWAP Purchase Date, have been received by the Investor or its Broker-Dealer as DWAC Shares; (ii) with respect to any Intraday VWAP Purchase Notice, no prior Intraday VWAP Purchase Valuation Period for such VWAP Purchase Date remains open; (iii) the Company is not in possession of material non-public information regarding the Company, its Subsidiaries or the Common Stock; (iv) the Company is not in a PEA Period; and (v) the Company is not in a Price Reset Period. Any VWAP Purchase Notice delivered during a PEA Period or Price Reset Period shall be deemed null and void ab initio and of no force and effect, and the Investor shall have no obligation to purchase any Shares in connection therewith.

(g)    Multiple Intraday VWAP Purchase Notices. The Company may deliver more than one Intraday VWAP Purchase Notice on a single VWAP Purchase Date only if: (i) the VWAP Purchase Valuation Period for any prior Intraday VWAP Purchase on such VWAP Purchase Date has ended, including by reason of the applicable VWAP Purchase Volume Threshold having been reached or the sale price of the Common Stock on the Trading Market having fallen below the applicable Minimum Price Threshold; (ii) all Shares subject to any prior VWAP Purchase for which the applicable VWAP Purchase Share Delivery Date has occurred have been received by the Investor or its Broker-Dealer as DWAC Shares; and (iii) the applicable conditions set forth in Section 7.3 are satisfied with respect to each such Intraday VWAP Purchase. For the avoidance of doubt, an Intraday VWAP Purchase Valuation Period may run concurrently with a Pre-Market VWAP Purchase Valuation Period on the same VWAP Purchase Date; provided, however, that the Company may not deliver a subsequent Intraday VWAP Purchase Notice on the same VWAP Purchase Date unless such prior VWAP Purchase Valuation Period has earlier terminated because the sale price of the Common Stock on the Trading Market fell below the applicable Minimum Price Threshold, because the applicable VWAP Purchase Volume was reached, or as otherwise expressly agreed by the Investor.

(h)    VWAP Purchase Confirmations. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Date, the Investor shall provide to the Company a written confirmation for each VWAP Purchase setting forth the applicable VWAP Purchase Share Amount, the applicable VWAP Purchase Price, the aggregate VWAP Purchase Price to be paid by the Investor for such VWAP Purchase, the applicable VWAP Purchase Valuation Period, the applicable VWAP Purchase Valuation Period end trigger, including, if applicable, whether such VWAP Purchase Valuation Period ended because the sale price of the Common Stock on the Trading Market fell below the applicable Minimum Price Threshold or because the applicable VWAP Purchase Volume Threshold was reached, and any applicable adjustments resulting from the Minimum Price Threshold provisions set forth in Section 3.1(e) (each, in the form attached as Exhibit C hereto, a “VWAP Purchase Confirmation”).

Section 3.2    Settlement. For each VWAP Purchase, the Company shall deliver, or cause the Transfer Agent to deliver, the Shares to be purchased by the Investor in such VWAP Purchase as DWAC Shares no later than 1:00 p.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Date (the “VWAP Purchase Share Delivery Date”). For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of: (a) the total number of Shares purchased by the Investor in such VWAP Purchase (as confirmed in the applicable VWAP Purchase Confirmation); and (b) the applicable VWAP Purchase Price for such Shares (as confirmed in the applicable VWAP Purchase Confirmation), in each case as full payment for such Shares, via wire transfer of immediately available funds no later than 5:00 p.m., New York City time, on the Trading Day immediately following the VWAP Purchase Share Delivery Date, provided that all such Shares have been received by the Investor or its Broker-Dealer as DWAC Shares in accordance with this Agreement no later than 1:00 p.m., New York City time, on the applicable VWAP Purchase Share Delivery Date. If the Company or the Transfer Agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions, to electronically transfer any Shares as DWAC Shares in respect of a VWAP Purchase within three (3) Trading Days following the receipt by the Company of the applicable purchase price therefor in compliance with this Section 3.2, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such VWAP Purchase, then the Company shall, within three (3) Trading Days after the Investor’s request, either: (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate; or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such VWAP Purchase. The Company shall not issue any fraction of a share of Common Stock upon any VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 3.3    Compliance with Rules of Trading Market.

(a)    Exchange Cap. Subject to Section 3.3(c), and until Stockholder Approval (as defined below) is obtained, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 1,038,050 (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Exchange Cap”). For purposes of this Section 3.3, all Shares issued or issuable pursuant to any Pre-Market VWAP Purchase or Intraday VWAP Purchase shall be deemed issued or issuable pursuant to this Agreement for purposes of the Exchange Cap, the Minimum Price, the Average Price, and the applicable rules of the Trading Market.

(b)    Stockholder Approval. As soon as practicable after the Closing Date, but in any event no later than seventy-five (75) days thereafter, the Company shall obtain the written consent of a majority of its stockholders to approve of a waiver of the Exchange Cap and, if needed, an increase in the authorized number of shares of Common Stock to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount (approval of all such proposals, the “Stockholder Approval”). For the avoidance of doubt, if the Company fails to obtain Stockholder Approval, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(c)    At-Market Transaction. Notwithstanding Section 3.3(a) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Minimum Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless Stockholder Approval is obtained).

(d)    General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in: (i) a violation of the Securities Act; or (ii) a breach of the rules of the Trading Market. The provisions of this Section 3.3 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 3.3 may not be waived by the Company or the Investor.

Section 3.4    Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). If the Company issues a VWAP Purchase Notice with respect to any VWAP Purchase that would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Beneficial Ownership Limitation, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such VWAP Purchase Notice, together with all shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would exceed the Beneficial Ownership Limitation. Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next Trading Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. Upon delivery of a written notice to the Company, the Investor may from time to time increase or decrease the Beneficial Ownership Limitation to any other amount of Common Stock not in excess of 9.99% of the then issued and outstanding shares of Common Stock as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation shall not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to correct this Section 3.4 (or any portion of this Section 3.4) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained in this Section 3.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 3.4 may not be waived by the Company or the Investor, except as expressly provided for in this Section 3.4.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1    Organization and Standing of the Investor. The Investor is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

Section 4.2    Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, and to purchase the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its board of managers or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor, and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3    No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement, and the consummation by the Investor of the transactions contemplated hereby and thereby, do not and shall not: (a) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments; (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound; (c) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound; or (d) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (b), (c) and (d) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, or to purchase the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4    Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

Section 4.5    Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6    Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7    Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the SEC Documents. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Section 7.1(d) and Section 7.2(p)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8    No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9    No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10    Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor shall not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Securities that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase, as applicable, if the Company or its Transfer Agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase, as applicable, to the Investor on the applicable VWAP Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11    No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any: (a) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock; or (b) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12    Selling Stockholder. The Investor acknowledges that it shall be disclosed as a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13    Resales of Securities. The Investor represents, warrants and covenants that it shall resell such Securities only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1    Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.2    Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s board of directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3    Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Documents, this Agreement, and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any outstanding shares of the capital stock of the Company. The offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Commencement Date complied, in all material respects, with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that shall be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the SEC true and correct copies of the Company’s articles of incorporation as in effect on the Closing Date (the “Charter”), and the Company’s bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4    Issuance of Securities. The Commitment Shares, if any, to be issued in consideration for the Investor’s execution and delivery of this Agreement, and the Shares to be issued pursuant to VWAP Purchases under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, shall be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, if any, when issued and sold to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall, in each case, be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock with respect thereto. An aggregate of 39,777,249 of shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases under this Agreement.

Section 5.5    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not: (a) result in a violation of any provision of the Charter or Bylaws; (b) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound; (c) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject; or (d) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (b), (c) and (d) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Registration Rights Agreement, the SEC Documents and as required under the Securities Act and any applicable state securities laws or rules of the Trading Market, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6    SEC Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a)    Except as set forth in the SEC Documents, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents for the twelve (12) months preceding the date of this Agreement. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the SEC Documents filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the SEC under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date, each SEC Document filed with or furnished to the SEC prior to the Closing Date (including, without limitation, the IPO Registration Statement) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the SEC, on the date it is declared effective by the SEC, on each VWAP Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each VWAP Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each SEC Document (other than the Initial Registration Statement or any Subsequent Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the SEC after the Closing Date and incorporated by reference in the Initial Registration Statement or any Subsequent Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the SEC and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the SEC relating to the SEC Documents filed with or furnished to the SEC as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b)    The financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; all non-GAAP financial information included or incorporated by reference in the SEC Documents complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and, except as disclosed in the SEC Documents, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s Knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the SEC Documents.

(c)    The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in the internal control over financial reporting (other than as set forth in the SEC Documents). Except as set forth in the SEC Documents, since the date of the latest audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2024, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth in the SEC Documents, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

(d)    To the Company’s Knowledge, GBQ Partners LLC (the “Auditor”), which has expressed its opinion with respect to the consolidated financial statements and schedule as of December 31, 2024 and 2023, and for each of the years ended December 31, 2024 and December 31, 2023, is: (i) an independent public accounting firm within the meaning of the Securities Act; (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)); and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(e)    There is no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all periodic reports required to be filed by it with the SEC during the past twelve (12) months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

Section 5.7    Subsidiaries. The SEC Documents set forth each Subsidiary of the Company as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Closing Date. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the SEC Documents or as would not reasonably be expected to have a Material Adverse Effect.

Section 5.8    No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed or incorporated by reference in the SEC Documents, since December 31, 2024: (a) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (b) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that disclosed or incorporated by reference in the SEC Documents; (c) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (d) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (e) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

Section 5.9    No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed or incorporated by reference in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2024, and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (a) would be required to be disclosed by the Company under applicable securities laws in the SEC Documents, which has not been disclosed or incorporated by reference in the SEC Documents, or (b) would reasonably be expected to have a Material Adverse Effect.

Section 5.10    No Undisclosed Events or Circumstances. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Closing but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.11    Indebtedness; Solvency. Schedule 5.11 attached hereto sets forth, as of the Closing Date, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 5.11, to the Knowledge of the Company, there is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12    Title To Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the SEC Documents.

Section 5.13    Actions Pending. To the Knowledge of the Company, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries are a party or to which any of the properties of the Company or any of its Subsidiaries is subject: (a) other than proceedings accurately described in all material respects in the SEC Documents and proceedings that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated by the Transaction Documents; or (b) that are required to be described in the SEC Documents and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the SEC Documents or to be filed as exhibits to the SEC Documents that are not described or filed as required.

Section 5.14    Compliance With Law; Compliance with Continued Listing Standards. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, the Company has not received any notice of any continuing failure to maintain requirements for continued listing or quotation of its Common Stock on an applicable Trading Market or in violation of any of the rules, regulations or requirements of any applicable Trading Market, other than as disclosed to the Investor (including any intended changes with respect to another applicable Trading Market in connection with any failure to maintain such requirements).

Section 5.15    Certain Fees. Except as provided in this Agreement and the other Transaction Documents, including the payment of fees or commissions payable by the Company to the Placement Agent as set forth in Section 10.1(a), no brokerage or finder’s fees or commissions are or shall be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16    Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor shall rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17    Operation of Business.

(a)    The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the SEC Documents. This Section 5.17(a) does not relate to environmental matters, such items being the subject of Section 5.18.

(b)    The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Other than as specifically described in the SEC Documents, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any Knowledge that the Company’s products or planned products as described in the SEC Documents violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.18    Environmental Compliance. To the Knowledge of the Company, the Company and its Subsidiaries: (a) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (b) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of clause (a), (b) and (c) above, the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.19    Material Agreements. Except as set forth in the SEC Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to an Annual Report on Form 10-K (collectively, “Material Agreements”). Each of the Material Agreements described in the SEC Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the SEC Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 5.20    Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related-party transaction pursuant to Item 404 of Regulation S-K.

Section 5.21    Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as described in the SEC Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Section 5.22    Investment Company Act Status. The Company is not and, as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Securities as shall be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement, the Company shall not, be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.23    ERISA. The Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (a) is subject to any provision of ERISA; and (b) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. No Employee Plan is subject to Title IV of ERISA. The SEC Documents identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the rules and regulations providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates; and (iii) covers any officer or director or former officer or director of the Company or any of its ERISA Affiliates. These agreements, arrangements, policies or plans are referred to collectively as “Benefit Arrangements.” Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law. Except as disclosed in the SEC Documents, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

Section 5.24    Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each: (a) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject; (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations; and (c) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

Section 5.25    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.26    Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Section 4.9 through Section 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and shall not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor shall any such securities be subject to stop transfer instructions.

Section 5.27    No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.28    No Integrated Offering. None of the Company, its Subsidiaries, or any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, sold, offered for sale, or solicited any offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which shall be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the listing rules of the Trading Market. Except in accordance with the requirements of the Registration Rights Agreement, none of the Company, its Subsidiaries, their Affiliates, nor any Person acting on their behalf shall take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

Section 5.29    Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares, if any, and to issue the Shares pursuant to the terms of a VWAP Purchase in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.30    Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has: (a) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities; (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates shall during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf shall during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.31    Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the SEC and at the time it is declared effective by the SEC, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

Section 5.32    Listing and Maintenance Requirements; DTC Eligibility. As of the Closing Date, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in the SEC Documents, the Company has not received notice from the Trading Market or any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or Eligible Market, as applicable. Except as set forth in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.33    Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.34    No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); and the Company and its Subsidiaries have conducted their businesses within the past five years in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

Section 5.35    Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 5.36    OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is: (a) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries shall, directly or indirectly, use the proceeds from the sale of Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that shall result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 5.37    U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 5.38    Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 5.39    Information Technology; Compliance With Data Privacy Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology equipment, computers, systems, networks, hardware, software, websites, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as reasonably required to operate the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other malicious code. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to protect their material confidential information and the integrity, continuous operation, and security of all IT Systems and Personal Data used in connection with their businesses. “Personal Data” means any information about an individual person that would enable the Company, either alone or in combination with other information, to identify a natural person. Within the past five years, neither the Company nor its Subsidiaries have experienced a material information security incident except for those that have been remedied without causing a Material Adverse Effect or a legal obligation to notify any other Person. The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws of jurisdictions where the Company and its Subsidiaries conduct business (collectively, the “Privacy Laws”). Neither the Company nor any Subsidiary: (a) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Privacy Law, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Section 5.40    No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.41    Stock Option Plans. Each stock option granted by the Company was granted (a) in accordance with the terms of the applicable stock option plan of the Company and (b) with an exercise price equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their financial results or prospects.

Section 5.42    Accuracy of Certain Summaries and Statements. The statements to be set forth or incorporated by reference, as applicable, in (a) each Registration Statement (and each post-effective amendment thereto) and the Prospectus included therein under the captions “Description of Capital Stock” and “Certain Relationships and Related Transactions,” and (b) in the IPO Registration Statement under the caption “Certain Relationships and Related Transactions,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

Section 5.43    Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

ARTICLE VI
COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one Party are for the benefit of the other Party, that during the period commencing on the Closing Date and expiring on the date this Agreement is terminated pursuant to Article VIII or such other period as may be expressly set forth below with respect to a particular covenant (and, with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1    Securities Compliance. The Company shall notify the SEC and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2    Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (a) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 2.4 hereof within the time period specified in Section 2.4; and (b) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (b), at least prior to the delivery by the Company to the Investor of each VWAP Purchase Notice in connection with such VWAP Purchase (collectively, the “Required Reserve Amount”). Without limiting the generality of the foregoing: (a) as of the Trading Day on which the Initial Registration Statement is initially filed by the Company with the SEC (and in no event later than the Filing Deadline with respect to the Initial Registration Statement as set forth in the Registration Rights Agreement), the Company shall have reserved, out of its authorized and unissued Common Stock, a sufficient number of shares of Common Stock solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 2.4 hereof within the time period specified in Section 2.4 hereof, and (ii) as of the Closing Date the Company shall have reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, 39,777,249 shares of Common Stock solely for the purpose of effecting VWAP Purchases under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount.

Section 6.3    Registration and Listing. During the Investment Period, the Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Without limiting the generality of the foregoing, the Company shall file all reports, schedules, registrations, forms, statements, information, and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act, including all material required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company shall use its best efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased by the Investor hereunder on the Trading Market and to comply with the Company’s reporting, filing and other obligations under the Bylaws, listed securities maintenance standards, and other rules and regulations of FINRA and the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within twenty-four (24) hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4    Compliance with Laws.

(a)    During the Investment Period, the Company: (i) shall comply, and cause each Subsidiary (if any) to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect; and (ii) with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing: (A) neither the Company nor any of its officers or directors (1) shall take, directly or indirectly, any action designed or intended to cause or to result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, or (2) sell, bid for, purchase, or pay any compensation for soliciting purchases of, any of the Securities; and (B) neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses: (x) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations; (y) pay, accept or receive any unlawful contributions, payments, expenditures or gifts; or (z) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws.

(b)    The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 6.5    Keeping of Records and Books of Account; Due Diligence.

(a)    During the Investment Period: (i) the Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; and (ii) the Company shall maintain a system of internal accounting controls that: (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements (it being acknowledged and agreed that the identification by the Company and/or its independent registered public accounting firm of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the Company’s internal controls over its financial reporting shall not, in and of itself, constitute a breach of this Section 6.5(a)).

(b)    Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Company’s right to deliver to the Investor any VWAP Purchase Notice or the settlement thereof

Section 6.6    No Frustration; No Variable Rate Transactions.

(a)    No Frustration. During the period commencing on the Closing Date and expiring on the twenty-four (24)-month anniversary of the Effective Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties and notwithstanding any earlier termination of this Agreement pursuant to Article VIII), the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares, if any, to the investor not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, and (ii) the Shares to the Investor in respect of a VWAP Purchase not later than the applicable VWAP Purchase Share Delivery Date. For the avoidance of doubt, nothing in this Section 6.6(a) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(b)    No Variable Rate Transactions. During the period commencing on the Closing Date and expiring on the twenty-four (24)-month anniversary of the Effective Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties and notwithstanding any earlier termination of this Agreement pursuant to Article VIII), the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or as set forth in the SEC Documents as of the date of this Agreement. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required

Section 6.7    Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8    Fundamental Transaction. If a VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares issuable pursuant to the VWAP Purchase to which such VWAP Purchase Notice, respectively, relates.

Section 6.9    Selling Restrictions.

(a)    Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly: (i) engage in any Short Sales involving the Company’s securities; or (ii) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (a) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (b) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending VWAP Purchase Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such VWAP Purchase Notice (as applicable) to the purchaser thereof or the applicable Broker-Dealer.

(b)    In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by Section 6.9(a)), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act

Section 6.10    Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each Subsequent Registration Statement filed with the SEC under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11    Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to: (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11; (b) subject itself to general taxation in any such jurisdiction; or (c) file a general consent to service of process in any such jurisdiction.

Section 6.12    Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor): (a) the Investor shall promptly provide written notice of such breach to the Company; and (b) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within twenty-four (24) hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13    Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and its Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14    Disclosure Schedule.

(a)    The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(a) and Section 7.3(a) (to the extent such condition set forth in Section 7.3(a) relates to the condition in Section 7.2(a) as of a specific VWAP Purchase Date). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(b)    Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15    Delivery of Bring-Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following: (a) the end of each PEA Period, if the Company is required under the Securities Act to file with the SEC (i) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement; (ii) a Subsequent Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(c) of the Registration Rights Agreement; or (iii) a post-effective amendment to a Subsequent Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement; and (b) the date the Company files with the SEC (i) a Prospectus Supplement to the Prospectus contained in the Initial Registration Statement or any Subsequent Registration Statement under the Securities Act; (ii) an Annual Report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date; (iii) an amendment on Form 10-K/A to an Annual Report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K; and (iv) a SEC Document under the Exchange Act (other than those referred to in clauses (b)(i) and (b)(ii) of this Section 6.15), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any Subsequent Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any Subsequent Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the SEC of a Quarterly Report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of the foregoing clause (b)), in each case of the foregoing clause (b), if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or a post-effective amendment to any Subsequent Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of the foregoing clause (b), not more than once per calendar quarter, the Company shall: (A) deliver to the Investor a Compliance Certificate, dated such date; and (B) cause to be furnished to the Investor an opinion “bring down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring-Down Opinion”).

Section 6.16    Participation Right

Section 6.17     At any time during the term of this Agreement, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 6.16.

(a)    At least three (3) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to the Investor a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (ii) if the proposed Offer Notice does not constitute or contain material, non-public information, (A) a statement that the Company proposes or intends to effect a Subsequent Placement, (B) a statement that the statement in clause (A) above does not constitute material, non-public information, and (C) a statement informing the Investor that it is entitled to receive an Offer Notice with respect to such Subsequent Placement upon its written request. Upon the written request of the Investor within one (1) Trading Day after the Company’s delivery to the Investor of such Pre-Notice, and only upon a written request by the Investor, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to the Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (1) identify and describe the Offered Securities, (2) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (3) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (4) offer to issue and sell to or exchange with the Investor in accordance with the terms of the Offer fifteen percent (15%) of the Offered Securities (the “Basic Amount”).

(b)    To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the first (1st) Business Day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Basic Amount the Investor elects to purchase (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Investor a new Offer Notice and the Offer Period shall expire on the first (1st) Business Day after the Investor’s receipt of such new Offer Notice.

(c)    The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (A) the execution of such Subsequent Placement Agreement, and (B) either (1) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (2) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d)    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.16(c)), then the Investor may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 6.16(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Investor pursuant to this Section 6.16 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event the Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investor in accordance with Section 6.16(a).

(e)    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 6.16(d) if the Investor has so elected, upon the terms and conditions specified in the Offer. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its counsel.

(f)    Any Offered Securities not acquired by the Investor or other Persons in accordance with this Section 6.16 may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement.

(g)    The Company and the Investor agree that if the Investor elects to participate in the Offer, (i) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (ii) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(h)    Notwithstanding anything to the contrary in this Section 6.16 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Investor will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor shall again have the right of participation set forth in this Section 6.16. The Company shall not be permitted to deliver more than one such Offer Notice to the Investor in any sixty (60)-day period, except as expressly contemplated by the last sentence of Section 6.16(b).

(i)    The restrictions contained in this Section 6.16(c) shall not apply in connection with the issuance of any Exempt Issuances.

Section 6.17    Notification of Price Reset Period. The Company shall notify the Investor in writing within two (2) Trading Days following the issuance of any Common Stock or Common Stock Equivalents that would trigger a Price Reset Period, including the date of issuance, the terms of any price reset or adjustment feature, and the terms associated with the registration of such securities.

Section 6.18    Amendment of Bylaws to Permit Stockholder Action by Written Consent. The Company shall cause its board of directors to act by written consent as soon as practicable, but in no event later than five (5) Trading Days following the Closing Date, to amend the Company’s bylaws to permit stockholder action by written consent in accordance with applicable law. The Company shall provide to the Investor prompt written notice and a copy of such amendment upon its effectiveness.

ARTICLE VII
CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 7.1    Conditions to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date:

(a)    Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement: (i) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b)    Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement: (i) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(c)    Payment of Investor Expense Reimbursement; Acknowledgement of Obligation to Issue Commitment Shares or Pay Commitment Fee. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date hereof, the Investor Expense Reimbursement in accordance with Section 10.1(a). The Investor Expense Reimbursement and Commitment Fee shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Effective as of the Closing Date, the Company shall be obligated to (i) deliver, not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company not later than two (2) Trading Days prior to the Effective Date), in consideration for the Investor’s execution and delivery of this Agreement, which certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof, or (ii) in the event of a Registration Failure or upon the earlier termination of this Agreement pursuant to Section 8.1 or Section 8.2 hereof, then, effective immediately following the occurrence of either of the events described in this clause (ii), the obligations of the Company to deliver the Commitment Shares to the Investor pursuant to the forgoing provisions of this Section 7.1(c) shall terminate and the entire Commitment Fee shall become immediately due and payable by the Company to the Investor in accordance with Section 10.1(b). For the avoidance of doubt, all Commitment Shares (or the entire Commitment Fee, as applicable) shall be fully earned by the Investor upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(d)    Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the Parties shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received: (i) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement; and (ii) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit D hereto.

Section 7.2    Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(a)    Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement: (i) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b)    Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(c)    Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares, if any, and (ii) all of the Shares included in such Prospectus.

(d)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (iii) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(e)    Other SEC Filings. The Current Report and the Form D shall have been filed with the SEC as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the SEC prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the SEC.

(f)    No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(g)    Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(h)    No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(i)    No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(j)    Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Commencement Date, subject only to notice of issuance.

(k)    No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(l)    No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law: (i) commenced a voluntary case; (ii) consented to the entry of an order for relief against it in an involuntary case; (iii) consented to the appointment of a Custodian of the Company or for all or substantially all of its property; or (iv) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; or (c) orders the liquidation of the Company or any of its Subsidiaries.

(m)    Commitment Shares Issued. The Company shall have caused its Transfer Agent to issue and deliver to the Investor, not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company not later than two (2) Trading Days prior to the Effective Date), in consideration for the Investor’s execution and delivery of this Agreement, which certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof.

(n)    Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Transfer Agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares and Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(o)    Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock 39,777,249 shares of Common Stock solely for the purpose of effecting VWAP Purchases under this Agreement.

(p)    Opinions and Bring-Down Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinions, bring-down opinions and negative assurances from outside counsel to the Company, in each case dated the Commencement Date and in the respective forms thereof mutually agreed to by the Company and the Investor prior to the date of this Agreement.

Section 7.3    Conditions Precedent to VWAP Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at each VWAP Purchase Date after the Commencement Date.

(a)    Satisfaction of Certain Prior Conditions. Each of the conditions set forth in Sections 7.2(a) and (b), and Sections 7.2(g) through (m), shall be satisfied on each VWAP Purchase Date after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in Sections 7.2(a) and (b) replaced with “applicable VWAP Purchase Date”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(e).

(b)    Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the SEC after the Commencement Date and prior to the applicable VWAP Purchase Date (as applicable) pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the SEC and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell: (i) all of the Commitment Shares, if any; (ii) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable VWAP Purchase Date (as applicable), respectively; and (iii) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date.

(c)    Any Required Subsequent Registration Statement Effective. Any Subsequent Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the SEC pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, in each case shall have been declared effective under the Securities Act by the SEC and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell: (i) all of the Commitment Shares, if any, included in such Subsequent Registration Statement; (ii) all of the Shares included in such Subsequent Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Date (as applicable), respectively; and (iii) all of the Shares included in such Subsequent Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, respectively, to be effected hereunder on such applicable VWAP Purchase Date.

(d)    Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or any post-effective amendment to any Subsequent Registration Statement, in each case declared effective by the SEC after the Commencement Date, the Company shall have delivered or caused to be delivered to its Transfer Agent: (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent; and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(e)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (iii) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice, delivered by the Company to the Investor with respect to a VWAP Purchase, to be effected hereunder on such applicable VWAP Purchase Date, as applicable, and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(f)    Other SEC Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the SEC pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date (as applicable), shall have been filed with the SEC in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any Subsequent Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the SEC pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the SEC in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the SEC and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(g)    No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Date, as applicable), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(h)    Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not: (i) exceed the VWAP Purchase Maximum Amount; (ii) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded; or (iii) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (iii), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(i)    Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior VWAP Purchase Notices, including any prior VWAP Purchase Notices delivered on the same VWAP Purchase Date, as DWAC Shares.

(j)    Opinions and Bring-Down Opinions of Company Counsel. The Investor shall have received: (i) all Bring-Down Opinions from the Company’s outside counsel for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase Date; and (ii) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Date, in each case in accordance with Section 6.15.

ARTICLE VIII
TERMINATION

Section 8.1    Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of: (a) the first day of the calendar month immediately following the twenty-four (24)-month anniversary of the Effective Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties); (b) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement; (c) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any other Eligible Market; and (d) the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2    Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon ten (10) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that: (a) the Company shall have paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 10.1(a) prior to such termination; (b) if this Agreement is terminated by a Party prior to the Effective Date, then, prior to such termination, the Company shall have paid the Commitment Fee to the Investor pursuant to Section 10.1(b); (c) if this Agreement is terminated by a Party after the Effective Date, then, prior to such termination, the Company shall have issued all Commitment Shares to the Investor pursuant to Section 2.4 of this Agreement; and (d) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (ii) a Fundamental Transaction shall have occurred; (iii) the Initial Registration Statement and any Subsequent Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (iv) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days or for more than an aggregate of sixty (60) Trading Days in any 365-day period, other than due to acts of the Investor; (v) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (vi) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the SEC, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3    Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other Party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either Party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that: (a) the provisions of Article V (Representations and Warranties of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination; and (b) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Covenants) shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any Party shall: (i) become effective prior to the first Trading Day immediately following the settlement date related to any pending VWAP Purchase Notice that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, and that the Parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents, provided all of the conditions to the settlement thereof set forth in Article VII are timely satisfied); (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination; (iii) affect the Investor Expenses Reimbursement payable to the Investor, all of which fees and expenses shall be non-refundable when paid on the Closing Date pursuant to Section 10.1(a), regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement; (iv) affect the Commitment Fee payable to the Investor pursuant to Section 10.1(b) or the issuance of the Commitment Shares to the Investor pursuant to Section 2.4, which Commitment Fee or Commitment Shares, as the case may be, shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other Party of its obligations under the Transaction Documents to which it is a party.

ARTICLE IX
INDEMNIFICATION

Section 9.1    Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to: (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party; or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that: (i) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement; and (ii) the Company shall not be liable under the foregoing clause (b) to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with: (a) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents; or (b) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2    Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party shall notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company shall not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company shall be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but shall not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company shall not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company shall pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, shall cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company shall not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing sentence, if at any time the Investor Party shall have requested (by written notice) the Company to reimburse the Investor Party for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (a) such settlement is entered into more than forty-five (45) days after receipt by the Company of the aforesaid request, (b) the Company shall have received written notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into, and (c) the Company shall not have reimbursed the Investor Party in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

ARTICLE X
MISCELLANEOUS

Section 10.1    Certain Fees and Expenses; Commitment Fee; Commencement Irrevocable Transfer Agent Instructions.

(a)    Certain Fees and Expenses. Each Party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement, an aggregate amount of up to $80,000 (net of $25,000 previously paid to the Investor as an initial deposit) as reimbursement for the costs and expenses incurred by the Investor or its Affiliates in connection with the preparation, structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of Stradling Yocca Carlson & Rauth LLP, counsel to the Investor, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (collectively, the “Transaction Expenses”). The Company shall be responsible for the payment of fees or commissions payable to the Placement Agent, which is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(b)    Commitment Fee; Commitment Shares. In consideration of the Investor’s execution and delivery of this Agreement on the Closing Date, effective as of the Closing Date, the Company shall become obligated to issue to the Investor the Commitment Shares (or pay to the Investor the Commitment Fee, as applicable), in either case in accordance with the applicable provisions of this Agreement relating thereto. For the avoidance of doubt, the Company shall become obligated to issue all of the Commitment Shares (or pay to the Investor the Commitment Fee, as applicable), upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(c)    Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (as applicable the “Transfer Agent”): (i) irrevocable instructions executed by the Company and acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”); and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Transfer Agent to issue to the Investor or its designee all of the Securities included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or any post-effective amendment to any Subsequent Registration Statement, in each case declared effective by the SEC after the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent: (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent; and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(c) shall be given by the Company to its Transfer Agent with respect to the Securities from and after Commencement, and the Securities covered by the Initial Registration Statement or any post-effective amendment thereof, or any Subsequent Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof.

Section 10.2    Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a)    The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or equity.

(b)    Each of the Company and the Investor: (i) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement; and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(c)    EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR: (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3    Entire Agreement; Amendment and Restatement. The Transaction Documents set forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either Party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein. Effective as of the date hereof, the Original Agreement is hereby amended and restated in its entirety as set forth in this Agreement. From and after the date hereof, all references to the “Agreement” in the Transaction Documents shall mean the Original Agreement as amended and restated by this Agreement. Except as expressly set forth herein, this Agreement is not intended to constitute, and shall not be deemed to constitute, a novation of the Original Agreement or any obligations thereunder. All rights and obligations of the Parties under the Original Agreement that accrued prior to the date hereof shall survive in accordance with their terms, except to the extent expressly modified by this Agreement.

Section 10.4    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective: (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Capstone Holding Corp.

18400 76th Avenue
Tinley Park, IL 60477

Telephone Number:

Email:

Attention: Matthew Lipman

with a copy (which shall not constitute notice) to:

Lucosky Brookman

101 Wood Avenue South

Woodbridge, New Jersey 08830]

Telephone Number:

Email:

Attention: Seth Brookman, Esq.

If to the Investor:

Tumim Stone Capital, LLC

2 Wooster Street, 2nd Floor

New York, New York 10013

Telephone Number:

Email:

Attention: Maier Joshua Tarlow

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth LLP
660 Newport Center Drive, Suite 1600

Newport Beach, California 92660-6422
Telephone Number:

Email:
Attention: Ryan C. Wilkins, Esq.

Either Party may from time to time change its address for notices by giving at least five (5) calendar days’ advance written notice of such changed address to the other Party.

Section 10.5    Waivers. No provision of this Agreement may be waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6    Amendments. No provision of this Agreement may be amended by the Parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both Parties.

Section 10.7    Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8    Construction. The Parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” means the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10    No Third-Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the Parties and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11    Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12    Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that: (a) the provisions of Article V (Representations and Warranties of the Company), Article VIII (Termination), Article IX (Indemnification), and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination; and (b) so long as the Investor owns any Shares, the covenants and agreements of the Company and the Investor contained in Article VI (Covenants), shall remain in full force and effect notwithstanding such termination for a period of six months following such termination.

Section 10.13    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14    Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure: (a) contained in periodic reports filed with the SEC under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing; or (b) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Company agrees and acknowledges that its failure to comply with this provision in all material respects constitutes a Material Adverse Effect for purposes of Section 7.2(k).

Section 10.15    Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16    Further Assurances

. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Common Stock Purchase Agreement to be duly executed by their respective authorized officer as of the date first above written.

COMPANY: CAPSTONE HOLDING CORP.

By:	/s/ Matthew E. Lipman
Name: Matthew E. Lipman
Title: Chief Executive Officer

INVESTOR: TUMIM STONE CAPITAL, LLC By: 3i Management, LLC, its Manager

By:	/s/ Maier Joshua Tarlow
Name: Maier Joshua Tarlow
Title: Manager

[Signature Page to Common Stock Purchase Agreement]

DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor shall be deemed to be an Affiliate.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Average Price” means a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing: (a) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (b) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Basic Amount” shall have the meaning assigned to such term in Section 6.16(a).

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“BHCA” shall have the meaning assigned to such term in Section 5.38.

“Bloomberg” means Bloomberg, L.P. or its affiliates, successors, and assigns.

“Bring-Down Opinion” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.23 hereof.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(c).

“Commitment Fee” means an amount in cash equal to $400,000 (or such lesser amount as determined in accordance with the definition of Commitment Shares), which shall become immediately due and payable by the Company to the Investor upon the occurrence of certain events described in the Agreement any payment thereof shall be made by wire transfer of immediately available funds to an account designated by the Investor to the Company, and, in the event the Commitment Fee becomes due and payable under this Agreement, no such termination of this Agreement shall become effective unless and until such entire cash amount has been paid by the Company to the Investor pursuant to and in accordance with this Agreement.

“Commitment Shares” means such number of shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (rounded up or down to the nearest whole share) in book-entry form equal to the quotient obtained by dividing: (x) $400,000 by (y) the lower of (i) Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the Trading Day immediately prior to the date on which the Initial Registration Statement is initially filed by the Company with the SEC (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date), and (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the date on which the Initial Registration Statement is initially filed by the Company with the SEC (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date) (such lower amount, the “Commitment Share Price Per Share”). If the Commitment Shares, if any, are issued to the Investor pursuant to this Agreement, the Company shall cause its Transfer Agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date in accordance with this Agreement; provided, however, that if the number of Commitment Shares determined in accordance with the foregoing would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Beneficial Ownership Limitation, then the number of Commitment Shares shall be equal to that number of shares that would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to equal one (1) share less than the Beneficial Ownership Limitation, and the Company shall be obligated to pay the Investor a cash amount equal to (x) $400,000, minus (y) the number of Commitment Shares actually delivered, multiplied by the Commitment Share Price Per Share.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the introductory paragraph to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.40.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.32.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are: (a) issued in electronic form; (b) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof; and (c) timely credited by the Company to the Investor’s or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any Subsequent Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any Subsequent Registration Statement (or any post-effective amendment thereto) is declared effective by the SEC.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means the Trading Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any nationally recognized successor to any of the foregoing).

“Employee Plans” shall have the meaning assigned to such term in Section 5.23.

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18.

“ERISA” shall have the meaning assigned to such term in Section 5.23.

“ERISA Affiliate” shall have the meaning assigned to such term in Section 5.23.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.3 hereof.

“Exempt Issuance” means the issuance of: (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s board of directors or a majority of the members of a committee of the board of directors established for such purpose; (b)(i) any Securities issued to the Investor pursuant to this Agreement, (ii) any securities issued upon the exercise, exchange, or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor or any of its Affiliates at any time, or (iii) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (iii) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; (c) Common Stock that may be issuable from time to time pursuant to an agreement for an “at the market offering” or other continuous or similar offering of Common Stock, whereby the Company may sell Common Stock at a future determined price, provided that any issuance of shares of Common Stock thereunder shall be prohibited on and following a VWAP Purchase Date in respect of a VWAP Purchase until all conditions required to occur on or before the VWAP Purchase Date in respect of such VWAP Purchase shall be satisfied pursuant to Section 3.2 hereunder; or (d) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s board of directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” shall have the meaning assigned to such term in Section 5.34.

“Federal Reserve” shall have the meaning assigned to such term in Section 5.38.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Transaction” means (a) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) fifty percent (50%) of the outstanding shares of Common Stock, (y) fifty percent (50%) of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least fifty percent (50%) of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least fifty percent (50%) of the outstanding shares of Common Stock, (y) at least fifty percent (50%) of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least fifty percent (50%) of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (b) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (c) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Hazardous Materials” shall have the meaning assigned to such term in Section 5.18.

“Indebtedness” shall have the meaning assigned to such term in Section 5.11.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.17(b).

“Intraday VWAP Purchase” means a VWAP Purchase effected pursuant to Section 3.1(c).

“Intraday VWAP Purchase Valuation Period” has the meaning assigned to such term in Section 3.1(c).

“Investment Period” means the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(a) hereof.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.40.

“IT Systems” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of any of (a) the Company’s Chief Executive Officer, (b) the Company’s Chief Financial Officer, (c) the Company’s Lead Independent Director, and (d) the Company’s General Counsel, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means (a) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (b) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties, financial condition, or prospects of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (c) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under the Transaction Documents; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (iii) any effect of the announcement of, or the consummation of the transactions contemplated by, the Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (iv) changes arising in connection with earthquakes, pandemics, epidemics, human health crises, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such pandemic, hostilities, acts of war, sabotage or terrorism or military actions existing as of the Closing Date; (v) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Material Agreements” shall have the meaning assigned to such term in Section 5.19.

“Minimum Price” means $1.77, representing the lower of (i) Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the Closing Date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date), or (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the Closing Date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date).

“Minimum Price Threshold” has the meaning assigned to such term in Section 3.1(e).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.35.

“Notice of Acceptance” shall have the meaning assigned to such term in Section 6.16(b).

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(c).

“Offer” shall have the meaning assigned to such term in Section 6.16(a).

“Offer Notice” shall have the meaning assigned to such term in Section 6.16(a).

“Offer Period” shall have the meaning assigned to such term in Section 6.16(b).

“Offered Securities” shall have the meaning assigned to such term in Section 6.16(a).

“Option” means any contract, commitment, understanding, or arrangement by which the Company is or may become bound to issue additional shares of the capital stock of the Company or rights, warrants, or options to subscribe for or purchase shares of Common Stock or Common Stock Equivalent.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any Subsequent Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Data” shall have the meaning assigned to such term in Section 5.39.

“Placement Agent” means Joseph Gunnar & Co.

“Plan” shall have the meaning assigned to such term in Section 5.23.

“Pre-Market VWAP Purchase” means a VWAP Purchase effected pursuant to Section 3.1(b).

“Pre-Market VWAP Purchase Valuation Period” has the meaning assigned to such term in Section 3.1(b).

“Pre-Notice” shall have the meaning assigned to such term in Section 6.16(a).

“Price Reset Period” means, with respect to any issuance or sale by the Company, other than pursuant to this Agreement, of shares of Common Stock or Common Stock Equivalents at a price per share that is subject to adjustment or reset upon the effectiveness of any registration statement covering such securities (or the resale thereof), the period commencing on the date of initial issuance of such securities and ending on the later of (a) thirty (30) Trading Days following the effective date of such registration statement, and (b) the final date on which any adjustment or reset mechanism applicable to such securities may be triggered or applied.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Refused Securities” shall have the meaning assigned to such term in Section 6.16(c).

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Failure” shall have the meaning assigned to such term in Section 2.4.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Required Reserve Amount” shall have the meaning assigned to such term in Section 6.2.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(a).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“Sale Price” means any trade price for a share of Common Stock on the Trading Market, or if the Common Stock is then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(e).

“SEC” means the U.S. Securities and Exchange SEC or any successor entity.

“SEC Documents” means (a) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2024, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2024, and which hereafter shall be filed with or furnished to the SEC by the Company during the Investment Period, including, without limitation, the Current Report; (b) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto; and (c) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Shares” means the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Subsequent Placement” means, directly or indirectly, the issuance, offer, sale, grant of any Option or right to purchase, or other disposition of, or the announcement of any issuance, offer, sale, grant of any Option, warrant, or right to purchase, or other disposition of, any equity security or any equity-linked or related security, including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Common Stock Equivalent, any debt, any preferred stock or any purchase rights.

“Subsequent Placement Agreement” shall have the meaning assigned to such term in Section 6.16(c).

“Subsequent Placement Documents” shall have the meaning assigned to such term in Section 6.16(g).

“Subsequent Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Subsidiary” means any Person in which the Company, directly or indirectly, (a) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (b) controls or operates all or any part of the business, operations, or administration of such Person.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” means a full trading day (beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market.

“Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and each of the other agreements, documents, certificates and instruments entered into or furnished by the Parties in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company: (a) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (i) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); (b) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (i) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) (but which shall not include Common Stock or Common Stock Equivalents issued in a “PIPE” or similar transaction whose price resets on the registration of such Common Stock or the Common Stock underlying such Common Stock Equivalents), (ii) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company; or (c) enters into any agreement, including, but not limited to, an “equity line of credit” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock during any VWAP Purchase Valuation Period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such\Eligible Market) during the period beginning at the beginning of the applicable VWAP Purchase Valuation Period and ending at the end of such VWAP Purchase Valuation Period, as reported by Bloomberg through its “AQR” function or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg through its “AQR” function for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security on such Trading Day as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” means a purchase of Shares by the Investor pursuant to Section 3.1, which may be either a Pre-Market VWAP Purchase or an Intraday VWAP Purchase.

“VWAP Purchase Confirmation” means a written confirmation delivered by the Investor to the Company pursuant to Section 3.1(h), substantially in the form attached hereto as Exhibit C.

“VWAP Purchase Date” means any Trading Day on which the Company timely delivers a valid VWAP Purchase Notice to the Investor in accordance with Section 3.1.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the lesser of: (a) 1,000,000 Shares and (b) the product of (x) the VWAP Purchase Percentage specified by the Company in the applicable VWAP Purchase Notice, which shall not exceed twenty-five percent (25%), multiplied by (y) the aggregate trading volume of the Common Stock on the Trading Market during the applicable VWAP Purchase Valuation Period, calculated in accordance with Section 3.1.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor on a VWAP Purchase Date directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor in accordance with this Agreement, and specifying whether such VWAP Purchase is a Pre-Market VWAP Purchase or an Intraday VWAP Purchase.

“VWAP Purchase Percentage” means, with respect to any VWAP Purchase, the percentage specified by the Company in the applicable VWAP Purchase Notice, which shall not exceed twenty-five percent (25%).

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase equal to ninety-seven percent (97%) of the VWAP of the Common Stock during the applicable VWAP Purchase Valuation Period for such VWAP Purchase, subject to the Minimum Price Threshold provisions set forth in Section 3.1(e) (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, as adjusted to the extent necessary to give effect to the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Valuation Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the applicable Pre-Market VWAP Purchase Valuation Period or Intraday VWAP Purchase Valuation Period, as applicable.

“VWAP Purchase Volume Threshold” means, with respect to any VWAP Purchase, the quotient obtained by dividing (a) the applicable VWAP Purchase Share Amount set forth in the applicable VWAP Purchase Notice by (b) the VWAP Purchase Percentage specified in such VWAP Purchase Notice; provided, however, that for purposes of determining whether the VWAP Purchase Volume Threshold has been reached, trading volume shall be calculated in the same manner as trading volume is calculated for purposes of determining the applicable VWAP Purchase Maximum Amount, including giving effect to any exclusion of trades below the applicable Minimum Price Threshold, if any.